EXHIBIT 99

EMC INSURANCE GROUP INC. REPORTS

2006 SECOND QUARTER RESULTS

Second Quarter 2006

Net Income Per Share -- $0.86

Net Operating Income Per Share -- $0.76

GAAP Combined Ratio – 96.3%

DES MOINES, Iowa (July 26, 2006) - EMC Insurance Group Inc. (Nasdaq/NGS:EMCI) today reported record second quarter operating income of $0.76 per share ($10,392,000) for the second quarter ended June 30, 2006 compared to operating income of $0.34 per share ($4,619,000) for the second quarter of 20051. For the six month period ended June 30, 2006, operating income was $28,457,000 ($2.08 per share) as compared to $14,648,000 ($1.08 per share) for the same period in 2005. Net income, including realized investment gains/losses, was $11,815,000 ($0.86 per share) for the second quarter of 2006 compared to $5,161,000 ($0.38 per share) for the second quarter of 2005. For the six month period ended June 30, 2006, net income was $31,078,000 ($2.27 per share) as compared to $15,663,000 ($1.15 per share) for the same period in 2005.

“We are pleased to report another record-breaking quarter,” stated President and CEO Bruce G. Kelley. “Second quarter results tend to fluctuate greatly from year to year depending on the impact of Midwest storms. Although there have been some violent storms in 2006, we have been fortunate to not have significant exposures in those areas.” Over the last decade, second quarter catastrophe and storm losses have averaged $0.36 per share after tax. For the second quarter of 2006, catastrophe and storm losses totaled $4,762,000 ($0.23 per share after tax) compared to $5,980,000 ($0.29 per share after tax) for the same period in 2005. For the six month period ended June 30, 2006, catastrophe and storm losses totaled $6,902,000 ($0.33 per share after tax) compared to $8,606,000 ($0.41 per share after tax) for the same period in 2005.

Premiums earned decreased 5.7 percent to $98,218,000 for the second quarter of 2006 from $104,202,000 for the same period in 2005. For the six month period ended June 30, 2006 premiums earned decreased 5.7 percent to $193,710,000 from $205,496,000 for the same period in 2005. The majority of these decreases are attributed to the reinsurance segment and are associated with Employers Mutual Casualty Company’s previously announced reduced participation in the Mutual Reinsurance Bureau (MRB) pool and the previously announced changes to the quota share agreement with Employers Mutual. The property and casualty insurance segment also experienced a slight decline in premiums earned in the second quarter of 2006 as well as for the six month period ended June 30, 2006. On an overall basis, rate competition continued to increase moderately in the property and casualty insurance marketplace during the second quarter of 2006 and management expects market conditions to remain competitive for the remainder of the year. Consequently, the Company’s overall rate level is expected to decline moderately during 2006.

Investment income increased 11.4 percent to $11,368,000 for the second quarter of 2006 from $10,201,000 for the same period in 2005. For the six month period ended June 30, 2006, investment income increased 21.0 percent to $23,147,000 from $19,132,000 for the same period in 2005. These increases are primarily attributed to the fact that all of the cash received from Employers Mutual in the first quarter of 2005 in connection with the change in pool participation has been fully invested.

As noted in the Company’s July 20, 2006 press release, the Company experienced $7,680,000 ($4,992,000 or $0.36 per share after tax) of favorable development on prior years’ direct case loss reserves stemming from final settlements of claims in the second quarter of 2006. For the first six months of 2006, the Company experienced $18,930,000 ($12,304,000 or $0.90 per share after tax) of favorable development on prior years’ direct case loss reserves stemming from final settlements of claims. However, in the financial information contained in this earnings release the Company is reporting $14,518,000 and $18,814,000 of favorable development on prior years’ reserves in the property and casualty insurance segment for the second quarter and first six months of 2006, respectively. The reported amounts of favorable development reflect an adjustment in the factors utilized to allocate the property and casualty insurance segment’s incurred but not reported (IBNR) reserve by accident year. This adjustment was initially implemented in the first quarter of 2006, and was again utilized in the second quarter of 2006, to better match the expected development of claims that occurred in prior accident years with the allocation of the IBNR reserve to those prior accident years.

It is important to note that the adjustment in IBNR factors did not have any impact on the net income amounts reported for 2006. The only impact of this adjustment is that a greater amount of the June 30, 2006 IBNR reserve (but less than the March 31, 2006 amount) was allocated to prior accident years, and a corresponding smaller amount was allocated to the current accident year.

The Company’s GAAP combined ratio was 96.3 percent in the second quarter of 2006 compared to 103.9 percent in the second quarter of 2005. For the six months ended June 30, 2006, the Company’s GAAP combined ratio was 90.3 percent compared to 99.3 percent for the same period in 2005.

At June 30, 2006, consolidated assets totaled $1.1 billion, including $.9 billion in the investment portfolio; stockholders’ equity was $278.6 million; and net book value of the Company’s stock was $20.29 per share, an increase of 5.7 percent from $19.20 per share at December 31, 2005.

The Company will host an earnings call in conjunction with today’s release. The teleconference will begin at 11:00 a.m. eastern daylight time, July 26, 2006. Dial-in information for the call is toll-free 1-800-295-3991; passcode 17959632. The event will be archived and available for digital replay through August 2, 2006. The replay access information is toll-free 1-888-286-8010; passcode 26181634. A webcast of the teleconference will be presented by Thomson Financial and can be accessed at http://my.ccbn.com or from the Company’s investor relations page at www.emcinsurance.com. The archived webcast will be available for one year. A transcript of the teleconference will also be available on the Company’s website shortly after the completion of the teleconference.

EMC Insurance Group Inc., the publicly-held insurance holding company of EMC Insurance Companies, owns subsidiaries with operations in property and casualty insurance and reinsurance. EMC Insurance Companies is one of the largest property and casualty entities in Iowa and among the top 60 insurance entities nationwide based on premium volume. For more information, visit our website www.emcinsurance.com.

The Private Securities Litigation Reform Act of 1995 provides issuers the opportunity to make cautionary statements regarding forward-looking statements. Accordingly, any forward-looking statement contained in this report is based on management’s current beliefs, assumptions and expectations of the Company’s future performance, taking into account all information currently available to management. These beliefs, assumptions and expectations can change as the result of many possible events or factors, not all of which are known to management. If a change occurs, the Company’s business, financial condition, liquidity, results of operations, plans and objectives may vary materially from those expressed in the forward-looking statements. The risks and uncertainties that may affect the actual results of the Company include, but are not limited to the following: catastrophic events and the occurrence of significant severe weather conditions; the adequacy of loss and settlement expense reserves; state and federal legislation and regulations; changes in our industry, interest rates or the performance of financial markets and the general economy; rating agency actions and other risks and uncertainties inherent to the Company’s business. When we use the words “believe”, “expect”, “anticipate”, “estimate”, or similar expressions, we intend to identify forward-looking statements. You should not place undue reliance on these forward-looking statements.

¹The Company uses a non-GAAP financial measure called “operating income” that management believes is useful to investors because it illustrates the performance of our normal, ongoing operations, which is important in understanding and evaluating our financial condition and results of operations. While this measure is consistent with measures utilized by investors to evaluate performance, it is not a substitute for the U.S. GAAP financial measure of net income. Therefore, we have provided a reconciliation of this non-GAAP financial measure to the U.S. GAAP financial measure of net income in the Consolidated Statements of Income schedule contained in this release. Management also uses non-GAAP financial measures for goal setting, determining employee and senior management awards and compensation, and evaluating performance.

CONSOLIDATED STATEMENT OF INCOME – UNAUDITED

	Property and
	Casualty		Parent
Quarter Ended June 30, 2006	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$ 79,895,345	$ 18,322,576	$ -	$ 98,217,921
Investment income, net	8,428,243	2,875,891	64,293	11,368,427
Other income	207,499	16,834	-	224,333
	88,531,087	21,215,301	64,293	109,810,681
Losses and expenses:
Losses and settlement expenses	46,965,551	13,146,247	-	60,111,798
Dividends to policyholders	1,739,425	-	-	1,739,425
Amortization of deferred policy acquisition costs	18,347,577	4,146,844	-	22,494,421
Other underwriting expenses	10,208,438	32,160	-	10,240,598
Interest expense	193,125	84,975	-	278,100
Other expenses	466,678	(2,015)	164,053	628,716
	77,920,794	17,408,211	164,053	95,493,058
Operating income (loss) before income taxes	10,610,293	3,807,090	(99,760)	14,317,623
Realized investment gains	1,852,727	335,167	-	2,187,894
Income (loss) before income taxes	12,463,020	4,142,257	(99,760)	16,505,517
Income tax expense (benefit):
Current	4,474,488	1,087,270	(34,916)	5,526,842
Deferred	(842,031)	6,180	-	(835,851)
	3,632,457	1,093,450	(34,916)	4,690,991
Net income (loss)	$ 8,830,563	$ 3,048,807	$ (64,844)	$ 11,814,526
Average shares outstanding				13,718,236
Per Share Data:
Net income (loss) per share - basic and diluted	$ 0.64	$ 0.22	$ -	$ 0.86
Decrease in provision for
insured events of prior years (after tax)	$ 0.69	$ 0.08	$ -	$ 0.77
Catastrophe and storm losses (after tax)	$ (0.23)	$ -	$ -	$ (0.23)
Dividends per share				$ 0.16
Other Information of Interest:
Written Premium	$ 82,028,290	$ 16,573,437	$ -	$ 98,601,727
Decrease in provision for
insured events of prior years	$ (14,517,808)	$ (1,823,364)	$ -	$ (16,341,172)
Catastrophe and storm losses	$ 4,758,386	$ 3,229	$ -	$ 4,761,615
GAAP Combined Ratio:
Loss ratio	58.8%	71.7%	-	61.2%
Expense ratio	37.9%	22.9%	-	35.1%
	96.7%	94.6%	-	96.3%

	Property and
	Casualty		Parent
Quarter Ended June 30, 2005	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$ 81,177,327	$ 23,024,882	$ -	$ 104,202,209
Investment income, net	7,488,089	2,665,174	47,274	10,200,537
Other income	147,574	-	-	147,574
	88,812,990	25,690,056	47,274	114,550,320
Losses and expenses:
Losses and settlement expenses	59,118,497	14,425,179	-	73,543,676
Dividends to policyholders	791,213	-	-	791,213
Amortization of deferred policy acquisition costs	18,480,589	5,240,661	-	23,721,250
Other underwriting expenses	8,522,304	1,669,381	-	10,191,685
Interest expense	193,125	84,975	-	278,100
Other expenses	247,520	-	260,870	508,390
	87,353,248	21,420,196	260,870	109,034,314
Operating income (loss) before income taxes	1,459,742	4,269,860	(213,596)	5,516,006
Realized investment gains	811,547	21,690	-	833,237
Income (loss) before income taxes	2,271,289	4,291,550	(213,596)	6,349,243
Income tax expense (benefit):
Current	661,538	1,220,664	(74,758)	1,807,444
Deferred	(550,715)	(68,144)	-	(618,859)
	110,823	1,152,520	(74,758)	1,188,585
Net income (loss)	$ 2,160,466	$ 3,139,030	$ (138,838)	$ 5,160,658
Average shares outstanding				13,602,194
Per Share Data:
Net income (loss) per share - basic and diluted	$ 0.16	$ 0.23	$ (0.01)	$ 0.38
(Increase) decrease in provision for
insured events of prior years (after tax)	$ (0.12)	$ 0.02	$ -	$ (0.10)
Catastrophe and storm losses (after tax)	$ (0.28)	$ (0.01)	$ -	$ (0.29)
Dividends per share				$ 0.15
Other Information of Interest:
Written Premium	$ 84,353,598	$ 21,773,088	$ -	$ 106,126,686
Increase (decrease) in provision for
insured events of prior years	$ 2,490,160	$ (439,415)	$ -	$ 2,050,745
Catastrophe and storm losses	$ 5,776,404	$ 204,086	$ -	$ 5,980,490
GAAP Combined Ratio:
Loss ratio	72.8%	62.7%	-	70.6%
Expense ratio	34.3%	30.0%	-	33.3%
	107.1%	92.7%	-	103.9%

	Property and
	Casualty		Parent
Six Months Ended June 30, 2006	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$ 157,638,116	$ 36,072,003	$ -	$ 193,710,119
Investment income, net	17,092,187	5,945,722	108,964	23,146,873
Other income	316,059	16,834	-	332,893
	175,046,362	42,034,559	108,964	217,189,885
Losses and expenses:
Losses and settlement expenses	82,605,473	25,924,354	-	108,529,827
Dividends to policyholders	2,731,143	-	-	2,731,143
Amortization of deferred policy acquisition costs	36,694,468	7,297,082	-	43,991,550
Other underwriting expenses	18,812,043	859,152	-	19,671,195
Interest expense	386,250	169,950	-	556,200
Other expenses	726,585	-	351,868	1,078,453
	141,955,962	34,250,538	351,868	176,558,368
Operating income (loss) before income taxes	33,090,400	7,784,021	(242,904)	40,631,517
Realized investment gains	3,383,768	649,001	-	4,032,769
Income (loss) before income taxes	36,474,168	8,433,022	(242,904)	44,664,286
Income tax expense (benefit):
Current	12,462,626	2,485,237	(85,016)	14,862,847
Deferred	(1,034,017)	(242,929)	-	(1,276,946)
	11,428,609	2,242,308	(85,016)	13,585,901
Net income (loss)	$ 25,045,559	$ 6,190,714	$ (157,888)	$ 31,078,385
Average shares outstanding				13,690,586
Per Share Data:
Net income (loss) per share - basic and diluted	$ 1.83	$ 0.45	$ (0.01)	$ 2.27
Decrease in provision for insured
events of prior years (after tax)	$ 0.89	$ 0.12	$ -	$ 1.01
Catastrophe and storm losses (after tax)	$ (0.32)	$ (0.01)	$ -	$ (0.33)
Dividends per share				$ 0.32
Book value per share				$ 20.29
Effective tax rate				30.4%
Net income as a percent of beg. SH equity				23.7%
Other Information of Interest:
Written Premium	$ 156,707,889	$ 30,023,351	$ -	$ 186,731,240
Decrease in provision for
insured events of prior years	$ (18,813,828)	$ (2,562,390)	$ -	$ (21,376,218)
Catastrophe and storm losses	$ 6,697,724	$ 203,999	$ -	$ 6,901,723
GAAP Combined Ratio:
Loss ratio	52.4%	71.9%	-	56.0%
Expense ratio	36.9%	22.6%	-	34.3%
	89.3%	94.5%	-	90.3%

	Property and
	Casualty		Parent
Six Months Ended June 30, 2005	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$ 160,895,599	$ 44,600,680	$ -	$ 205,496,279
Investment income, net	13,829,570	5,160,451	142,226	19,132,247
Other income	243,670	-	-	243,670
	174,968,839	49,761,131	142,226	224,872,196
Losses and expenses:
Losses and settlement expenses	106,249,408	30,137,276	-	136,386,684
Dividends to policyholders	2,342,072	-	-	2,342,072
Amortization of deferred policy acquisition costs	36,695,579	9,512,382	-	46,207,961
Other underwriting expenses	16,139,342	2,952,419	-	19,091,761
Interest expense	386,250	169,950	-	556,200
Other expenses	418,849	-	495,671	914,520
	162,231,500	42,772,027	495,671	205,499,198
Operating income (loss) before income taxes	12,737,339	6,989,104	(353,445)	19,372,998
Realized investment gains (losses)	1,678,661	(116,982)	-	1,561,679
Income (loss) before income taxes	14,416,000	6,872,122	(353,445)	20,934,677
Income tax expense (benefit):
Current	6,087,704	1,341,972	(143,839)	7,285,837
Deferred	(2,406,737)	373,337	18,986	(2,014,414)
	3,680,967	1,715,309	(124,853)	5,271,423
Net income (loss)	$ 10,735,033	$ 5,156,813	$ (228,592)	$ 15,663,254
Average shares outstanding				13,593,652
Per Share Data:
Net income (loss) per share - basic and diluted	$ 0.79	$ 0.38	$ (0.02)	$ 1.15
(Increase) decrease in provision for
insured events of prior years (after tax)	$ 0.19	$ (0.01)	$ -	$ 0.18
Catastrophe and storm losses (after tax)	$ (0.36)	$ (0.05)	$ -	$ (0.41)
Dividends per share				$ 0.30
Book value per share				$ 17.88
Effective tax rate				25.2%
Net income as a percent of beg. SH equity				13.7%
Other Information of Interest:
Written Premium	$ 190,206,730	$ 43,007,591	$ -	$ 233,214,321
Increase (decrease) in provision for
insured events of prior years	$ (4,102,933)	$ 267,355	$ -	$ (3,835,578)
Catastrophe and storm losses	$ 7,540,121	$ 1,065,671	$ -	$ 8,605,792
GAAP Combined Ratio:
Loss ratio	66.0%	67.6%	-	66.4%
Expense ratio	34.3%	27.9%	-	32.9%
	100.3%	95.5%	-	99.3%

CONSOLIDATED BALANCE SHEETS – UNAUDITED

	June 30,	December 31,
	2006	2005
ASSETS
Investments:
Fixed maturities:
Securities held-to-maturity, at amortized cost
(fair value $8,917,452 and $18,287,704)	$ 8,804,993	$ 17,927,478
Securities available-for-sale, at fair value
(amortized cost $736,752,143 and $740,845,145)	733,000,761	753,399,943
Fixed maturity securities on loan:
Securities held-to-maturity, at amortized cost
(fair value $10,903,406 and $1,891,504)	10,901,088	1,866,928
Securities available-for-sale, at fair value
(amortized cost $28,946,474 and $41,922,225)	28,347,643	41,656,150
Equity securities available-for-sale, at fair value
(cost $70,703,689 and $66,115,755)	96,373,067	93,343,172
Other long-term investments, at cost	2,901,957	4,269,566
Short-term investments, at cost	51,551,412	37,345,456
Total investments	931,880,921	949,808,693

Balances resulting from related party transactions with
Employers Mutual:
Reinsurance receivables	40,705,138	46,372,087
Prepaid reinsurance premiums	4,685,637	4,846,084
Deferred policy acquisition costs	32,653,655	34,106,217
Defined benefit retirement plan, prepaid asset	4,469,184	5,633,370
Other assets	4,126,629	2,281,025
Indebtedness of related party	1,552,476	-

Cash	264,020	333,048
Accrued investment income	11,076,191	10,933,046
Accounts receivable (net of allowance for uncollectible
accounts of $0 and $0)	656,555	211,595
Deferred income taxes	21,155,257	13,509,369
Goodwill, at cost less accumulated amortization
of $2,616,234 and $2,616,234	941,586	941,586
Securities lending collateral	40,641,563	44,705,501
Total assets	$ 1,094,808,812	$ 1,113,681,621

	June 30,	December 31,
	2006	2005
LIABILITIES
Balances resulting from related party transactions with
Employers Mutual:
Losses and settlement expenses	$ 540,318,572	$ 544,051,061
Unearned premiums	154,206,368	160,693,288
Other policyholders' funds	5,803,510	5,359,116
Surplus notes payable	36,000,000	36,000,000
Indebtedness to related party	-	19,899,329
Employee retirement plans	14,547,105	13,681,388
Other liabilities	20,793,260	21,764,259

Income taxes payable	3,922,353	5,644,516
Securities lending obligation	40,641,563	44,705,501
Total liabilities	816,232,731	851,798,458

STOCKHOLDERS' EQUITY
Common stock, $1 par value, authorized 20,000,000
shares; issued and outstanding, 13,727,542
shares in 2006 and 13,642,705 shares in 2005	13,727,542	13,642,705
Additional paid-in capital	106,543,454	104,800,407
Accumulated other comprehensive income	13,642,005	25,470,039
Retained earnings	144,663,080	117,970,012
Total stockholders' equity	278,576,081	261,883,163
Total liabilities and stockholders' equity	$ 1,094,808,812	$ 1,113,681,621

The Company had total cash and invested assets with a carrying value of $932.1 million and $950.1 million as of June 30, 2006 and December 31,2005, respectively. The following table summarizes the Company’s cash and invested assets as of the dates indicated:

	June 30, 2006
			Percent of
	Amortized	Fair	Total at	Carrying
($ in thousands)	Cost	Value	Fair Value	Value
Fixed maturity securities held-to-maturity	$ 19,706	$ 19,821	2.1%	$ 19,706
Fixed maturity securities available-for-sale	765,699	761,348	81.7%	761,348
Equity securities available-for-sale	70,704	96,373	10.4%	96,373
Cash	264	264	-	264
Short-term investments	51,551	51,551	5.5%	51,551
Other long-term investments	2,902	2,902	0.3%	2,902
	$ 910,826	$ 932,259	100.0%	$ 932,144

	December 31, 2005
			Percent of
	Amortized	Fair	Total at	Carrying
($ in thousands)	Cost	Value	Fair Value	Value
Fixed maturity securities held-to-maturity	$ 19,794	$ 20,179	2.1%	$ 19,794
Fixed maturity securities available-for-sale	782,767	795,056	83.6%	795,056
Equity securities available-for-sale	66,116	93,343	9.8%	93,343
Cash	333	333	-	333
Short-term investments	37,346	37,346	4.0%	37,346
Other long-term investments	4,270	4,270	0.5%	4,270
	$ 910,626	$ 950,527	100.0%	$ 950,142

The amortized cost and estimated fair values of fixed maturity and equity securities at June 30, 2006 were as follows:

Held-to-Maturity
		Gross	Gross
	Amortized	Unrealized	Unrealized	Estimated
($ in thousands)	Cost	Gains	Losses	Fair Value
U.S. treasury securities and obligations of
U.S. government corporations and agencies	$ 18,998	$ 73	$ 1	$ 19,070
Mortgage-backed securities	708	43	-	751
Total securities held-to-maturity	$ 19,706	$ 116	$ 1	$ 19,821

	Available-for-Sale
		Gross	Gross
	Amortized	Unrealized	Unrealized	Estimated
($ in thousands)	Cost	Gains	Losses	Fair Value
U.S. treasury securities and obligations of
U.S. government corporations and agencies	$ 375,923	$ 6	$ 11,264	$ 364,665
Obligations of states and political subdivisions	251,341	5,758	791	256,308
Mortgage-backed securities	19,013	802	193	19,622
Public utility securities	6,004	207	-	6,211
Debt securities issued by foreign governments	6,975	68	109	6,934
Corporate securities	106,443	2,541	1,376	107,608
Total fixed maturity securities	765,699	9,382	13,733	761,348

Common stocks	67,204	27,943	2,244	92,903
Non-redeemable preferred stocks	3,500	-	30	3,470
Total equity securities	70,704	27,943	2,274	96,373
Total securities available-for-sale	$ 836,403	$ 37,325	$ 16,007	$ 857,721

NET WRITTEN PREMIUMS

	Three Months Ended June 30, 2006		Six Months Ended June 30, 2006
		Percent of		Percent of
		Increase/		Increase/
	Percent of	(Decrease) in	Percent of	(Decrease) in
	Net Written	Net Written	Net Written	Net Written
	Premiums	Premiums	Premiums	Premiums
Property and Casualty Insurance (1)
Commercial Lines:
Automobile	19.6%	(0.9)%	19.3%	(2.1)%
Liability	18.8%	2.8%	18.7%	2.9%
Property	15.7%	(3.3)%	15.3%	(2.4)%
Workers' Compensation	14.1%	(5.3)%	14.7%	(2.0)%
Other	2.5%	18.3%	2.2%	16.6%
Total	70.7%	(0.9)%	70.2%	(0.4)%

Personal Lines:
Automobile	6.4%	(15.8)%	6.6%	(16.4)%
Property	5.9%	(8.5)%	5.4%	(8.2)%
Liability	0.2%	1.1%	0.2%	1.7%
Total	12.5%	(12.3)%	12.2%	(12.7)%

Reinsurance (2)	16.8%	(23.9)%	17.6%	(22.2)%
Total	100.0%		100.0%

(1)	Excludes $29,630,612 portfolio adjustment related to the January 1, 2005 change in the Company’s aggregate participation in the pooling agreement.
(2)	Excludes $3,440,024 negative portfolio adjustment related to the January 1, 2006 reduced participation in the MRB pool.